Exhibit 3.15

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

NXP SEMICONDUCTORS HONG KONG LIMITED

[Chinese Characters]

Incorporated the 25th day of May, 2006.

WILKINSON & GRIST

Solicitors

HONG KONG

Form IVC (B) 09.08.05

No. 1047797 [Chinese Characters]

COMPANIES ORDINANCE
(CHAPTER 32)
[Chinese Characters]
[Chinese Characters]

CERTIFICATE OF CHANGE OF NAME
[Chinese Characters]

*    *    *

I hereby certify that
[Chinese Characters]

PHILIPS SEMICONDUCTORS HONG KONG LIMITED
[Chinese Characters]

having by special resolution changed its name, is now incorporated under
[Chinese Characters]

the name of
[Chinese Characters]

NXP SEMICONDUCTORS HONG KONG LIMITED
[Chinese Characters]

Issued by the undersigned on 29 December 2006.
[Chinese Characters]

/s/ Nancy O. S. Yau
Miss Nancy O. S. YAU for Registrar of Companies Hong Kong [Chinese Characters] [Chinese Characters]

PHILIPS SEMICONDUCTORS HONG KONG LIMITED
[Chinese Characters]

Written resolution of the Sole Shareholder of the above-named Company passed in accordance with Section 116B of the Companies Ordinance on the 18th day of December, 2006.

AS SPECIAL RESOLUTION

“Resolved that subject to the approval of the Registrar of Companies, the Company’s name be changed to ‘NXP SEMICONDUCTORS HONG KONG LIMITED [Chinese Characters]’.”

For and on behalf of NXP B.V.

/s/ Chong Sum Yee
Chong Sum Yee Authorized Representative

COMPANY NUMBER 1047797

THE COMPANIES ORDINANCE (Chapter 32)

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTION

of

PHILIPS SEMICONDUCTORS HONG KONG LIMITED

(the Company)

(passed on 29 September 2006)

By a written resolution dated 29 September 2006 pursuant to Section 116B of the Companies Ordinance, Cap. 32 of the Laws of Hong Kong (the Companies Ordinance), the sole shareholder of the Company passed the following resolution as a special resolution of the Company:

SPECIAL RESOLUTION

THAT:

The Articles of Association of the Company be amended:

1.                          by replacing the first “The” in the existing Article 35 with “Subject to Article 35A, the”;

2.                          by inserting a new Article 35A after the existing Article 35:

“35A. Notwithstanding anything contained in Article 35, the directors may not decline to register any transfer of shares in the event of enforcement of the security created and/or constituted by the charge over shares and receivables dated on or about 29 September 2006 between NXP B.V. as chargor and Morgan Stanley Senior Funding, Inc. as global collateral agent (as may be amended, supplemented, novated or restated from time to time).”

3.                          by replacing the first “The” in the existing Article 36 with “Subject to Article 36A, the”; and

4.                          by inserting a new Article 36A after the existing Article 36:

“36A. Notwithstanding anything contained in Article 36, the directors may not suspend registration of any transfer of shares in the event of enforcement of the security created and/or constituted by the charge over shares and receivables dated on or about 29 September 2006 between NXP B.V. as chargor and Morgan Stanley Senior Funding, Inc. as global collateral agent (as may be amended, supplemented, novated or restated from time to time).”

For and on behalf of

NXP B.V.

/s/ [ILLEGIBLE]
Name:
Title:

SPECIAL RESOLUTION
PHILIPS SEMICONDUCTORS
HONG KONG LIMITED

PHILIPS SEMICONDUCTORS HONG KONG LIMITED

Written Resolution of all the shareholders of Philips Semiconductors Hong Kong Limited (“the Company”) passed on the 15th day of September 2006 pursuant to Section 116B of the Companies Ordinance and Article 69A of the Company’s Articles of Association, the following resolution was passed.

As Ordinary Resolutions

1.                                       “Resolved that the authorized capital of the Company be increased from HK$1,000 to HK$10,000,000 by the creation of 9,999,000 ordinary shares of HK$1.00 each and that all such new shares shall rank pari passu in all respects with the existing shares.”

2.                                       “Resolved that a general mandate be given to the Directors unconditionally to issue and dispose of all or any of the unissued shares in the capital of the Company to such persons and for such consideration as the Directors may think fit.”

(signed)
Koninklijke Philips Electronics N.V.
Shareholder

No. 1047797

[Chinese Characters]

COMPANIES ORDINANCE

(CHAPTER 32)

[Chinese Characters]

[Chinese Characters]

CERTIFICATE OF INCORPORATION

[Chinese Characters]

*  *  *

I hereby certify that

[Chinese Characters]

PHILIPS SEMICONDUCTORS HONG KONG LIMITED

[Chinese Characters]

is this day incorporated in Hong Kong under the Companies Ordinance,

[Chinese Characters]

and that this company is limited.

[Chinese Characters]

Issued by the undersigned on 25 May 2006.

     [Chinese Characters]

/s/ Nancy O. S. Yau
Miss Nancy O. S. YAU for Registrar of Companies Hong Kong [Chinese Characters] [Chinese Characters]

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

NXP SEMICONDUCTORS HONG KONG LIMITED

[Chinese Characters]

1.            The name of the Company is NXP SEMICONDUCTORS HONG KONG LIMITED [Chinese Characters].

2.            The registered office of the Company will be situate in Hong Kong.

3.            The objects of the Company are to engage in any acts or activities that are not prohibited under any law from time to time in force in Hong Kong.

4.            The liability of the Members is limited.

5.            The share capital of the Company is HK$10,000,000 divided into 10,000,000 shares of HK$1.00 each.

6.            The shares in the original or any increased capital of the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time determine. Subject to the provisions of the Companies Ordinance (Chapter 32), the rights and privileges attached to any of the shares of the Company may be modified, varied, abrogated or dealt with in accordance with the provisions for the time being of the Company’s Articles of Association.

               We, the person whose name, address and description are hereto subscribed, are desirous of being formed into a Company, in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our name:-

Name, Address and Description	Number of shares
of Subscriber	taken by Subscriber

WILVESTOR LIMITED	One

(Sd.) Chan Wah Tip, Michael

BY
Chan Wah Tip, Michael
Director

6th Floor, Prince’s Building,
Chater Road, Central, Hong Kong.
Body Corporate

Total Number of Shares Taken:	One

Dated the 19th day of May, 2006.

WITNESS  to the above signature:-

(Sd.) Ho Man Kei, Keith

Ho Man Kei, Keith

Solicitor,

601, Prince’s Building,

Chater Road,

Central,

Hong Kong.

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

NXP SEMICONDUCTORS HONG KONG LIMITED

[Chinese Characters]

Preliminary

Table A not to apply	1. The regulations in Table A in the First Schedule to the Companies Ordinance (Chapter 32) shall not apply to the Company.

Definitions

2.             In these Articles (if not inconsistent with the subject or context) the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof.

	Words	Meanings

	Articles	These Articles of Association as from time to time altered by special resolution.

	Chairman	The Chairman of the Board of Directors who is also a Director.

Directors

The Board of Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present or the sole Director where the Company has only one Director.

	Dividend	Dividend and/or bonus.

In writing

Written or produced by any substitute for writing in a legible form, including photocopies, printing, telex or facsimile or other visual representation or electronic or similar message which may be visually displayed with or without the interface of other equipment or software or programme if the person to whom the communication is given consents to it being given to him in that form, or partly written and partly so produced.

	Month	Calendar Month.

	Office	The Registered Office of the Company.

	Ordinance	The Companies Ordinance (Chapter 32) and any statutory modification or re-enactment thereof for the time being in force.

	Paid	Paid or credited as paid.

	Seal	The Common Seal of the Company.

	Year	Calendar Year.

The expressions “debenture” and “debenture-holder” shall include “debenture stock” and “debenture stockholder”.

The expression “Secretary” shall include a Deputy or Assistant Secretary or any person appointed by the Directors to perform any of the duties of the Secretary and where two or more persons are appointed to act as Joint Secretaries shall include any one of those persons.

Save as aforesaid any words or expressions defined in the Ordinance shall (if not inconsistent with the subject or context) bear the same meaning in these Articles.

The marginal notes are inserted for convenience and shall not affect the interpretation of these Articles.

Private Company

Restrictions on private company	3. The Company is a private company, and accordingly:-

(a) The right to transfer shares in the Company shall be restricted in manner hereinafter appearing.

(b)           The number of members of the Company (not including persons who are in the employment of the Company and persons who having been formerly in the employment of the Company were while in such employment and have continued after determination of that employment to be members of the Company) is limited to fifty: Provided that where two or more persons hold one or more shares in the Company jointly they shall for the purposes of this paragraph be treated as a single member.

(c) No invitation shall be made to the public to subscribe for any shares or debentures of the Company.

Capital

Issue of shares

4.             Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued (which special rights may be varied or abrogated only in the manner provided by the next following Article) any share in the Company may be issued with such preferred, deferred or other special rights or subject to such restrictions, whether in regard to Dividend, return of capital, voting or otherwise, as the Company may from time to time by special resolution determine and subject to the provisions of the Ordinance the Company may issue preference shares which are, or at the option of the Company are liable, to be redeemed on such terms and in such manner as the Company before the issue thereof may by special resolution determine.

Variation of Rights

How special rights of shares may be varied

5.             If and whenever the capital of the Company is divided into shares of various classes the rights and privileges of any such class may, subject to the provisions of the Ordinance, be varied or abrogated either with the consent in writing of the holders of three-fourths of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of such class. To every such general meeting all the provisions of these Articles relating to general meetings of the Company and to the proceedings thereat shall mutatis mutandis apply except that the necessary quorum shall be any person or persons holding or representing by proxy not less than one-third of the issued shares of such class.

Creation or issue of further shares

6.             The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

Alteration of Capital

Power to increase capital	7. The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.

Rights and liabilities attached to new shares	8. All new shares shall be subject to the provisions of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

Power to consolidate shares	9. (a) The Company may by ordinary resolution:-

(i) Consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares.

Power to cancel shares

(ii)           Cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled.

Power to sub-divide shares

(iii)          Sub-divide its shares, or any of them, into shares of a smaller amount than is fixed by the memorandum of association (subject nevertheless, to the provisions of the Ordinance), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

Settlement of difficulties arising on consolidation

(b)          Upon any consolidation of fully paid shares into shares of larger amount the Directors may settle any difficulty which may arise with regard thereto and in particular may as between the holders of shares so consolidated determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one holder (or joint holders) being consolidated with shares registered in the name of another holder (or joint holders) may make such arrangements for the allocation, acceptance or sale of the consolidated share and for the distribution of any moneys received in respect thereof as may be thought fit and for the purpose of giving effect thereto may appoint some person to transfer the consolidated share or any fractions thereof and to receive the purchase price thereof and any transfer executed in pursuance thereof shall be effective and after such transfer has been registered no person shall be entitled to question its validity.

Power to reduce capital

10.           The Company may by special resolution reduce its share capital or any capital redemption reserve fund or share premium account in any manner and with and subject to any incident authorised and consent required by law.

Purchase of own shares

10A.        Subject to the provisions of the Ordinance, the Company may purchase its own shares (including any redeemable shares) and make a payment in respect of the redemption or purchase of any of its own shares wholly or partly otherwise than out of the distributable profits of the Company or the proceeds of a fresh issue of shares to the extent permitted by the relevant provisions of the Ordinance.

Shares

Shares at disposal of Directors

11.           Subject to Section 57B of the Ordinance all unissued shares in the Company shall be at the disposal of the Directors and they may allot, grant options over or otherwise dispose of the same to such persons, at such times and on such terms as they think proper.

Power to pay commissions and brokerage

12.           The Company may exercise the powers of paying commissions conferred by the Ordinance. The rate per cent, or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Ordinance, and such commission shall not exceed 10 per cent of the price at which the shares in respect of which the commission is paid are issued. The Company may also on any issue of shares pay such brokerage as may be lawful.

Exclusion of equities

13.           Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

Certificates

Certificates to be under seal	14. Every certificate for shares or debentures shall be issued under the Seal affixed in accordance with the provisions of these Articles.

Issue of certificate

15.           Every person whose name is entered as a member in the register of members shall be entitled without payment within two months after allotment or lodgment of transfer (or within such other period as the terms of issue shall provide) to one certificate for all his shares of any one class or (upon payment of such sum not exceeding one dollar for every certificate after the first, as the Directors shall from time to time determine) several certificates, each for one or more of his shares of any one class.

Balance certificate

16.           Where a member transfers part only of the shares comprised in a share certificate the old certificate shall be cancelled and a new certificate for the balance of such shares issued in lieu without charge.

Replacement of share certificate

17.           If a share certificate shall be damaged, defaced, lost, stolen or destroyed, it may (if damaged or defaced) be replaced by a new certificate on payment of such fee (if any) not exceeding HK$5.00 and on delivery up of the certificate or (if lost, stolen or destroyed) on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request for a new certificate as the Directors think fit.

Calls on Shares

Calls

18.           The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue thereof made payable at fixed times. Each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

Time when made	19. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by the instalments.

Liability of joint holders	20. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

Interest on calls

21.           If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 12 per cent per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

Sums due on allotment to be treated as calls

22.           Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed day shall for all the purposes of these Articles be deemed to be a call duly made on and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

Power to differentiate	23. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

Payment in advance of calls

24.           The Directors may if they think fit or by agreement with any member receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled upon the shares held by him and upon the money so received (until and to the extent that the same would become payable) the Company may pay interest at such rate as the member paying such sum and the Directors agree upon.

Forfeiture

Notice requiring payment of calls

25.           If a member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest and expenses which may have accrued.

Notice to state time and place for payment

26.           The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

Forfeiture on non-compliance with notice Surrender in lieu of forfeiture

27.           If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all Dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

Sale of shares forfeited or surrendered

28.           A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

Rights and liabilities of members whose shares have been forfeited or surrendered

29.           A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at the rate of 12 per cent. per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment but the Directors may waive payment of such interest either wholly or in part and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender.

Lien

Company’s lien

30.           The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Company shall also have a first and paramount lien on all shares (including fully paid shares) standing registered in the name of a single member for all the debts and liabilities of such member or his estate to the Company and that whether the same shall have been incurred before or after notice to the Company of any equitable or other interest in any person other than such member and whether the period for the payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company’s lien (if any) on a share shall extend to all Dividends payable thereon. The Directors may waive any lien which has arisen and may resolve or agree that any share shall for a limited period or otherwise be (or be issued on terms that it is) exempt wholly or partially from the provisions of this Article.

Sale of shares subject to lien

31.           The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

Application of proceeds of sale

32.           The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists so far as the same are presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser.

Title to share forfeited or surrendered or sold to satisfy a lien

33.           A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Transfer and Transmission of Shares

Form of transfer

34.           All transfers of shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and shall be executed by or on behalf of the transferor and (save as otherwise permitted by law) the transferee and each transfer shall be accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the register of members in respect thereof.

Refusal to register transfers

35.           Subject to Article 34A, the Directors may, in their absolute discretion, decline to register the transfer of any shares. If the Directors refuse to register a transfer of any shares they shall within two months after the date on which the transfer was lodged with the Company, send to the transferor and the transferee notice of the refusal.

35A.        Notwithstanding anything contained in Article 35, the directors may not decline to register any transfer of shares in the event of enforcement of the security created and/or constituted by the charge over shares and receivables dated on or about 29 September 2006 between NXP B.V. as chargor and Morgan Stanley Senior Funding, Inc. as global collateral agent (as may be amended, supplemented, novated or restated from time to time).

Suspension of registration

36.           Subject to Article 35A, the registration of transfers may be suspended for such period as the Directors may from time to time determine and either generally or in respect of any class of shares. The register of members shall not be closed for more than thirty days in any year.

36A.        Notwithstanding anything contained in Article 36, the directors may not suspend registration of any transfer of shares in the event of enforcement of the security created and/or constituted by the charge over shares and receivables dated on or about 29 September 2006 between NXP B.V. as chargor and Morgan Stanley Senior Funding, Inc. as global collateral agent (as may be amended, supplemented, novated or restated from time to time).

Recognition of transfers

37.           The Directors may decline to recognise any instrument of transfer unless the instrument of transfer is in respect of only one class of share and is deposited at the Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

Transfers may be retained	38. All instruments of transfer which are registered may be retained by the Company.

No fees chargeable for registration

39.           No fee will be charged by the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or death or notice in lieu of distringas or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the register of members affecting the title to any shares.

Transmission on death

40.           In case of the death of a shareholder the survivors or survivor where the deceased was a joint holder, and the executors and administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

Registration of executors

41.           Any person becoming entitled to a share in consequence of the death of a member may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. In the case of a deceased shareholder the Directors shall have no right to refuse the registration of a transfer to a person or persons entitled under the will or intestacy of the deceased.

Rights of executors and trustee in bankruptcy

42.           Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same Dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share.

General Meetings

General Meetings

43.           An annual general meeting shall be held once in every year, at such time (within a period of not more than fifteen months after the holding of the last preceding annual general meeting) and place as may be determined by the Directors. All other general meetings shall be called extraordinary general meetings.

Calling of meetings	44. The Directors may whenever they think fit, and shall on requisition in accordance with the Ordinance, proceed to convene an extraordinary general meeting.

Notice of General Meetings

Notice of meetings

45.          (a)                                      An annual general meeting and any general meeting at which it is proposed to pass a special resolution shall be called by twenty-one days’ notice in writing at the least, and any other general meeting by fourteen days’ notice in writing at the least except at any general meeting at which it is proposed to pass a resolution requiring special notice pursuant to Section 116C of the Ordinance (exclusive in either case of the day on which it is served or deemed to be served and of the day for which it is given) given in the manner hereinafter mentioned to the auditors and to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company: Provided that a general meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed by all the members entitled to attend and vote thereat.

(b) The accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings at any general meetings.

Contents of Notice

46.          (a)                                      Every notice calling a general meeting shall specify the place and the day and hour of the meeting and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him, and that a proxy need not be a member of the Company.

(b) In the case of an annual general meeting, the notice shall also specify the meeting as such.

(c)           In the case of any general meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business and if any resolution is to be proposed as a special resolution, the notice shall contain a statement to that effect.

Routine business	47. Routine business shall mean and include only business transacted at an annual general meeting of the following classes, that is to say:-

(a) declaration of Dividends;

(b) consideration of the accounts, the reports of the Directors and auditors and other documents required to be annexed to the accounts;

(c) appointment of auditors and fixing the remuneration of the auditors or determining the manner in which such remuneration is to be fixed;

(d) the election of Directors in place of those retiring.

Proceedings at General Meetings

Quorum

48.           No business shall be transacted at any general meeting unless a quorum is present throughout the meeting. Two members present in person or by proxy or one member present in person or by proxy holding not less than 51% of the issued voting share capital of the Company shall be a quorum. Notwithstanding any provision to the contrary in these Articles and where the Company has only one member, one member present in person or by proxy shall be a quorum of a general meeting.

Adjournment if quorum not present

49.          (a)                                      If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such later day and at such time and place as the Directors may by notice to the members specify.

(b) If at any adjourned meeting a quorum is not present within half an hour from the time appointed for the adjourned meeting, the members present shall be a quorum.

Chairman to preside

50.          The Chairman shall preside as chairman at a general meeting. If there be no such Chairman or if at any meeting he is not present within five minutes after the time appointed for holding the meeting or is not willing to act, the Directors present shall choose one of their number to be chairman of the meeting. If no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number to be chairman of the meeting.

Adjournment

51.           The chairman of the meeting may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid and as mentioned in Article 49(a), it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

Method of voting

52.           At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by either:-

(a) the chairman of the meeting; or

(b) any member present in person or by proxy and entitled to vote.

How poll taken

53.           A demand for a poll may be withdrawn. Unless a poll be so demanded (and the demand be not withdrawn) a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is duly demanded (and the demand be not withdrawn), it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

Errors in counting votes can be ignored

54.           If any votes shall be counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the resolution unless it is pointed out at the same meeting or at any adjournment thereof, and not in those cases unless it shall, in the opinion of the chairman of the meeting, be of sufficient magnitude to vitiate the resolution.

Chairman has no casting vote

55.           In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a casting vote.

When poll taken

56.           A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately.

Continuance of business after demand for poll	57. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

Votes of Members

Voting rights

58.           Subject to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares, on a show of hands every member who is present in person or by proxy shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share held by him.

Votes of joint holders

59.           In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members in respect of the joint holding.

Votes on behalf of member of unsound mind

60.           A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other legal curator, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which it is desired to vote.

No voting right if calls unpaid

61.           No member shall, unless the Directors otherwise determine, be entitled to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company unless calls or other sums presently payable by him in respect of shares in the Company have been paid.

Objections

62.           No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

Votes on a poll	63. On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

Status of proxy	64. A proxy need not be a member of the Company.

Form of proxy	65. An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may accept and:-

(a) in the case of an individual shall be signed by the appointor or by his attorney; and

(b) in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney or officer of the corporation.

The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer. The signature on such instrument need not be witnessed.

Deposit of proxies

66.           An instrument appointing a proxy must be left at such place or one of such places (if any) as may be specified for that purpose in the notice convening the meeting (or, if no place is so specified, at the Office) not less than twenty-four hours before the time appointed for the holding of the meeting or adjourned meeting or for the taking of the poll at which it is to be used and in default shall not be treated as valid. Provided that an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered in relation to any subsequent meetings to which it relates.

Effect of proxies

67.           An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll and shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

Validity of proxies

68.           A vote cast by proxy shall not be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of the proxy or of the authority under which the appointment was made provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office at least one hour before the commencement of the meeting or adjourned meeting or the time appointed for the taking of the poll at which the vote is cast.

Corporations Acting by Representatives

Representatives

69.           Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

Resolution in writing

69A.        Subject to the provisions of the Ordinance, a resolution in writing signed by or on behalf of all the members or the member where the Company has only one member for the time being entitled to receive notice of and to attend and vote at general meetings shall be as valid and effective as a resolution passed at a meeting duly convened and held on the date on which it was signed by the last member to sign. The signature of any member may be given by his attorney. Any such resolution may be contained in one document or separate copies prepared and circulated for the purpose and signed by one or more of the members. Each such copy shall be certified in advance by the Secretary to contain the correct version of the proposed resolution. A cable or telex or facsimile or telecopier message or electronic or similar message (which may be visually displayed with or without the interface of other equipment or software or programme) sent by a member or his attorney shall be deemed to be a document signed by him for the purposes of this Article.

Written record of sole member

69B.        Where the Company has only one member and that member takes any decision that may be taken by the Company in general meeting and that has effect as if agreed by the Company in general meeting, that member shall (unless that decision is taken by way of a written resolution subject to the provisions of the Ordinance and these Articles) provide the Company with a written record of the decision. Such written record shall be sufficient evidence of the decision having been taken by the member.

Directors

Number of Directors

70.           Until otherwise determined by the Company by ordinary resolution the Directors shall be at least one and not more than eighteen in number. The names of the first Directors shall be determined in writing by the subscribers or the subscriber (where the Company has only one subscriber) of the memorandum of association of the Company.

No qualifications

71.           A Director shall not be required to hold any shares in the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

Remuneration

72.           The ordinary remuneration of the Directors shall from time to time be determined by an ordinary resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

Expenses

73.           The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or general meetings or otherwise in or about the business of the Company.

Extra remuneration

74.           Any Director who is appointed to any executive office including the office of Chairman or who serves on any committee or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

Pensions

75.           The Directors shall have power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director of the Company or any of its subsidiaries or associated companies and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.

Directors may contract with Company

76.           A Director (or alternate Director) may contract or be interested in any contract or arrangement with the Company or any other company or body corporate or unincorporate in which the Company may be interested and hold any office or place of profit (other than the office of auditor of the Company) thereunder and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company or body and (unless otherwise agreed) may retain for his own absolute use and benefit all profits and advantages accruing to him therefrom.

Executive Directors

77.          (a)                                    The Directors may from time to time appoint one or more of their body to be holder of any executive office (including, where considered appropriate, the office of Managing or Joint or Deputy or Assistant Managing Director) on such terms and for such period as they may determine.

(b)          The appointment of any Director to any of the executive offices specifically mentioned above shall be subject to termination if he ceases from any cause to be a Director, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(c)           The appointment of any Director to any other executive office shall be subject to termination if he ceases from any cause to be a Director (unless the contract or resolution under which he holds such office shall expressly state otherwise) in which event the termination of such office if he ceases to be a Director shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

Delegation of powers

78.           The Directors may entrust to and confer upon any Director any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers (other than the power to make calls or forfeit shares) and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Appointment and Removal of Directors

Term of Office	79. A Director shall hold office until such time as such office is terminated pursuant to the provisions of either Article 80 or 82.

Vacation of office of Director	80. Without prejudice to the provisions hereinafter contained the office of a Director shall be vacated in any of the following events namely:-

(a) if he shall become prohibited by law from acting as a Director;

(b) if he shall resign by writing under his hand left at the Office or if he shall tender his resignation and the Directors shall resolve to accept the same;

(c) if he shall become bankrupt or suspend payments or compound with his creditors generally;

(d) if he shall become of unsound mind;

(e) if he shall be removed from office pursuant to Article 82 of these Articles.

Appointment by General Meeting

81.          The Company may by ordinary resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not at any time exceed the number fixed by these Articles.

Removal

82.          The Company may by ordinary resolution remove any Director from office notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have damages for breach of any such agreement, and appoint another person in place of a Director so removed from office. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled by the Directors as a casual vacancy. Special notice pursuant to Section 116C of the Ordinance is required of a resolution to remove a Director or to appoint another person in place of a Director so removed at the meeting at which that Director is removed.

Appointment by Directors

83.          The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not at any time exceed the maximum number fixed by these Articles.

Alternate Directors

Alternates

84.          (a)                                    Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person, or if he be unable to act some other person, to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved, but so that no approval shall be required where another Director is appointed as alternate.

(b)          The appointment of an alternate Director shall terminate on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director or if the approval of the Directors to his appointment is withdrawn.

(c)           An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present (so that such vote shall be in addition to any other vote to which such person may be entitled in his own right) and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director. To such extent as the Directors may from time to time determine in relation to any committees of the Directors the foregoing sentence shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) in his capacity as such have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles .

(d)          An alternate Director so appointed shall be deemed to be the agent of the Director who appoints him and a Director who appoints an alternate Director shall be vicariously liable for any tort committed by the alternate Director while acting in the capacity of alternate Director.

(e)           An alternate Director may be repaid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any remuneration except only such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

Reserve Directors

Reserve Directors

84A.      (a)                                    If the Company has only one member and that member is the sole Director of the Company, the Company may in general meeting, notwithstanding any provision to the contrary in these Articles, nominate a person (other than a body corporate) who has attained the age of 18 years as a reserve Director of the Company to act in the place of the sole Director in the event of his death.

(b) The nomination of a reserve Director shall cease to be valid if:-

(i)            before the death of the Director in respect of whom he was nominated he resigns as reserve Director pursuant to Section 157D of the Ordinance or the Company in general meeting revokes the nomination; or

(ii) the Director in respect of whom he was nominated ceases to be the sole member and sole Director of the Company for any reason other than the death of that Director.

Proceedings of Directors

Meetings of Directors

85.           The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Notice of a meeting of the Directors shall be given to all the Directors including any for the time being absent from Hong Kong and such notice may be given by letter or cable or telex or facsimile or telecopier message or electronic or similar message (which may be visually displayed with or without the interface of other equipment or software or programme). Any notice so given shall be sent to each Director at the address shown in the register of directors or to such other address as the Director or his alternate Director may from time to time notify to the Secretary for the purpose.

Director may authorise another Director to represent him

86.           A Director who is unable to attend any meeting of the Directors and has not appointed an alternate Director may authorise any other Director to vote for him at that meeting and in that event the Director so authorised shall have a vote for each Director by whom he is so authorised in addition to his own vote. Any such authority must be in writing or by cable or telex or facsimile or telecopier message which must be produced at the meeting at which the same is to be used, and be left with the Secretary for filing.

Quorum

87.           The quorum necessary for the transaction of the business of the Directors shall be two Directors or alternate Directors present throughout the meeting. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

Declaration of interests

88.           A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest in accordance with the provisions of the Ordinance.

Directors may vote on contract in which he is interested

89.           Subject to his compliance with the provisions of the preceding Article a Director may be counted in the quorum and may vote at a meeting of the Directors at which any contract or arrangement or proposed contract or arrangement in which he is interested is considered by the Directors.

Continuing Directors may act

90.           The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any member may summon a general meeting for the purpose of appointing Directors.

Chairman

91.           The Directors may elect the Chairman as chairman of their meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within 5 minutes after the time appointed for holding the same or is not willing to act, the Directors present may choose one of their number to be chairman of the meeting. The Chairman of the meeting shall not be entitled to a casting vote.

Present at meeting by Conference call etc.

92.           Any Director or member of a committee of the Directors may participate in a meeting of the Directors or such committee by means of electronic or conference telephone or similar communications equipment whereby all persons participating in the meeting in this manner shall be deemed to constitute presence in person at such meeting.

Signed resolutions

93.           A resolution in writing signed by all the Directors (or their alternates) for the time being or by all the members for the time being of a committee of the Directors shall be as effective as a resolution passed at a meeting of the Directors or the committee duly convened and held. Such resolution may consist of several documents in like form each signed or approved as aforesaid by one or more of the Directors (or his or their alternates) or, as the case may be, one or more members of the committee. A cable or telex or facsimile or telecopier message or electronic or similar message (which may be visually displayed with or without the interface of other equipment or software or programme) sent by a Director or his alternate shall be deemed to be a document signed by him for the purposes of this Article.

Written record of sole Director

93A.        Where the Company has only one Director and that Director takes any decision that may be taken in a meeting of the Directors and that has effect as if agreed in a meeting of the Directors, that Director shall (unless that decision is taken by way of a resolution in writing) provide the Company with a written record of that decision. Such written record of a decision shall be sufficient evidence of the decision having been taken by the Director.

Committees	94. The Directors may delegate any of their powers to committees consisting of such one or more members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors.

Proceedings of Committees

95.           The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

Validation of acts of Directors

96.           All acts done by any meeting of Directors, or of a committee of Directors or by any person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment or continuance in office of any such Director, or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

General Powers of Directors

Directors’ powers

97.           Subject to the provisions of the Ordinance, the Memorandum and Articles of Association of the Company and to any directions given by special resolution of the Company, the business and affairs of the Company shall be managed by the Directors, who may exercise all the powers of the Company. No alteration of the Memorandum and Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article, and a meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors .

Local Boards

98.           The Directors may establish any local boards managers or agencies for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

Attorneys

99.           The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the Attorney or Attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such Attorney as the Directors may think fit, and may also authorise any such Attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

Foreign seal	100. The Company may exercise the powers conferred by the Ordinance with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

Branch register

101.         Subject to and to the extent permitted by the Ordinance the Company, or the Directors on behalf of the Company, may cause to be kept in any territory outside Hong Kong a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

Borrowing power

102.         The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Cheques

103.         All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

Restrictions on subscription or purchase of shares in the Company or its holding company

104.         Except to the extent permitted by the Ordinance no part of the funds of the Company shall be employed in the subscription for or purchase of or in loans upon the security of shares in the Company or in any company which is its holding company nor shall the Company directly or indirectly give any financial assistance for the purpose of or in connection with a subscription for or purchase of such shares.

Deputy, Departmental, Divisional or Local Directors

Local directors

105.         The Directors may from time to time appoint any person to be a Deputy, Departmental, Divisional, Local, Associate or other Director and define, limit or restrict his powers and duties and determine his remuneration and the designation of his office and may at any time remove any such person from such office. Such a person (notwithstanding that the designation of his office may include the word “Director”) shall not by virtue of such office be or have power in any respect to act as a Director of the Company nor be entitled to receive notice of or attend or vote at meetings of the Directors nor be deemed to be a Director for any of the purposes of these Articles.

Secretary

Secretary

106.         The Secretary shall be appointed by the Directors on such terms (including remuneration) and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

The Seal

Seal

107.         The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall be signed by such person or persons from time to time appointed for the purpose by the Directors.

Dividends

Declaration of Dividends

108.         The Company may by ordinary resolution declare Dividends but no Dividend shall be payable except out of the profits of the Company in accordance with the provisions of Part IIA of the Ordinance, or in excess of the amount recommended by the Directors.

Apportionment

109.         Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all Dividends shall (as regards any shares not fully paid throughout the period in respect of which the Dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the Dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

Interim Dividends

110.         If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed Dividends on any class of shares carrying a fixed Dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim Dividends of such amounts and on such dates and in respect of such periods as they think fit.

Dividends not to bear interest	111. No Dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

Deductions from Dividends

112.         The Directors may deduct from any Dividend or other moneys payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

Application of Dividends

113.         The Directors may retain any Dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

Retention of Dividends

114.         The Directors may retain the Dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

Unclaimed Dividends	115. The payment by the Directors of any unclaimed Dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any Dividend unclaimed after a period of twelve years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

Dividends in specie

116.         The Company may upon the recommendation of the Directors by ordinary resolution direct payment of a Dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

Payment

117.         Any Dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holders, to any one of such persons), or to such person and such address as such member or person or persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

Receipts

118.         If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any Dividend or other moneys payable or property distributable on or in respect of the share.

Distribution of capital profits

118A.      The Company in general meeting may at any time and from time to time resolve that any surplus moneys in the hands of the Company representing capital profits arising from the receipt of moneys received or recovered in respect of or arising from the realisation of any capital assets of the Company or any investment representing the same instead of being applied in the purchase of other capital assets or for other capital purposes be distributed amongst the ordinary shareholders on the footing that they receive the same as capital and in the shares and proportions in which they would have been entitled to receive the same if it had been distributed by way of Dividend provided always that no such profit as aforesaid shall be so distributed unless there shall remain in the hands of the Company a sufficiency of other assets to answer in full the whole of the liabilities and paid-up share capital of the Company for the time being.

Reserves

Reserves	119. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits.

Capitalisation of Profits and Reserves

Capitalisation

120.         The Company may upon the recommendation of the Directors by ordinary resolution resolve to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution, provided that such sums be not required for paying the Dividends on any shares carrying a fixed cumulative preferential Dividend, and to authorise the Directors to appropriate the sum resolved to be capitalised to the members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any such shares held by them respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, such shares or debentures to be allotted and distributed credited as fully paid up to and amongst them in the proportion aforesaid or partly in one way and partly in the other: Provided that share premium account and capital redemption reserve fund may only be applied hereunder in the paying up of unissued shares to be issued as fully paid.

Consequential matters

121.         Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures (if any) and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provisions as they think fit in the case of the shares or debentures becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the members concerned) and also to authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for the allotment credited as fully paid up of any shares or debentures to be issued upon such capitalisation and for matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

Minutes and Books

Minutes	122. The Directors shall cause Minutes to be made in books to be provided for the purpose of:-

(a) all appointments of officers made by the Directors;

(b) the names of the Directors or their alternates present at each meeting of Directors and of any committee of Directors;

(c) all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of

Methods of keeping books

123.         Subject to the provisions of the Ordinance any register, index, minute book, book of account or other book required by these Articles or the Ordinance to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

Accounts

Inspection of books of account

124.         The books of account shall be kept at the Office or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors. No member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors.

Annual accounts

125.         The Directors shall from time to time in accordance with the provisions of the Ordinance cause to be prepared and to be laid before a general meeting of the Company such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary.

Annual Accounts to be sent to members

126.         A copy of every balance sheet and profit and loss account which is to be laid before a general meeting of the Company (including every document required by law to be attached or annexed thereto) shall not less than twenty-one days before the date of the meeting be sent to every member and to every holder of debentures of the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Ordinance or of these Articles: Provided that this Article shall not require a copy of these documents to be sent to more than one of the joint holders or to any person who is not entitled to receive notices of meetings and of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

Auditors

Auditors	127. The auditors shall be appointed and their duties regulated in accordance with the provisions of the Ordinance.

Notices

Methods of service

128.        (a)                                   Any notice or other document may be served on or delivered to any member by the Company either personally or in any of the other manners hereinafter mentioned to the member’s address as recorded in the register of members or to such other address as the member may from time to time notify in writing to the Company for the service of notices.

(b)          A notice or other document may be sent by prepaid mail (air mail in the case of an address outside Hong Kong) or by cable or telex or facsimile or telecopier message or electronic or similar message (which may be visually displayed with or without the interface of other equipment or software or programme). Where a notice or document is sent by mail to an address in Hong Kong it shall be deemed to have been served on the day following that on which it is posted and, in the case of an address outside Hong Kong, it shall be deemed to have been served on the seventh day following that on which it is posted, and in proving such service it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and posted. Where a notice is sent by cable or telex or facsimile or telecopier message it shall be deemed to have been served on the day following that on which the cable or telex or facsimile or telecopier was despatched. Where a notice or other documents is sent by electronic or similar message it shall be deemed to have been served on the day following that on which it is transmitted to the member at the member’s address as he may provide for such purpose except that any failure in transmission beyond the sender’s control shall not invalidate the effectiveness of the notice or other document so served.

Notice to joint holders

129.         In respect of joint holdings all notices or other documents shall be given to that one of the joint holders whose name stands first in the register of members and any notice so given shall be sufficient notice to all the joint holders.

Where members dead or bankrupt

130.         A person entitled to a share in consequence of the death or bankruptcy of a member, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share and also upon supplying an address for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy would be entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or joint holder.

Winding Up

Distribution of assets

131.         If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the liquidator may with the authority of a special resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the like authority shall think fit and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

Indemnity

Indemnity

132.         Every Director, alternate Director, auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him as such Director, alternate Director, auditor, Secretary or other officer in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 358 of the Ordinance in which relief is granted to him by the Court.

Name, Address and Description of Subscriber

WILVESTOR LIMITED

(Sd.) Chan Wah Tip, Michael

BY
Chan Wah Tip, Michael
Director

6th Floor, Prince’s Building,

Chater Road, Central, Hong Kong.

Body Corporate

Dated the 19th day of May, 2006.

WITNESS  to the above signature:-

(Sd.) Ho Man Kei, Keith

Ho Man Kei, Keith

Solicitor,

601 Prince’s Building,

Chater Road,

Central,

Hong Kong.